Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE dated as of July 29, 2022 (this “Supplemental Indenture”), among Comcast Corporation, a Pennsylvania corporation (the “Issuer”), Comcast Cable Communications, LLC, a Delaware limited liability company (“Comcast Cable”), NBCUniversal Media, LLC, a Delaware limited liability company (together with Comcast Cable, the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WHEREAS, the Issuer is the issuer under the Indenture, dated as of September 18, 2013 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of November 17, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Original Indenture” and, together with this Supplemental Indenture, the “Indenture”), pursuant to which the Issuer issued, and the Trustee authenticated and delivered certain securities which are, as of the date hereof, outstanding (the “Outstanding Securities”) and pursuant to which the Issuer may issue securities in the future (the “New Securities” and, together with the Outstanding Securities, the “Securities”); and

WHEREAS, pursuant to Section 7.01(k) of the Base Indenture, the Issuer and the Trustee may, without consent of the Holders, when so authorized by the Board of Directors of the Issuer, enter into a supplement to the Indenture to make any change that does not adversely affect the rights of any Holder in any material respect, and the Board of Directors of the Issuer has determined that the changes to the Indenture effected by this Supplemental Indenture do not adversely affect the rights of any Holder in any material respect; and

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantors have been satisfied;

NOW, THEREFORE, in consideration of the promises and the purchases of the New Securities by the Holders thereof, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the New Securities, and do hereby supplement and amend the Original Indenture pursuant to Section 7.01 without notice to or consent of any Holder as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Base Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms.

ARTICLE 2

AMENDMENTS

Section 2.01. First Amendment. The Base Indenture is hereby amended solely with respect to any and all New Securities by replacing Section 2.05 with the following:

Section 2.05. Execution of Securities. The Securities shall be signed in the name of the Issuer by any one of its chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, vice presidents or general counsel. Such signature may be the electronic, manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Security, shall be the proper officer of the Issuer, although at the date of the execution and delivery of the Indenture any such person was not such an officer.

Section 2.02. Second Amendment. The Base Indenture is hereby amended solely with respect to any and all New Securities by replacing Section 2.06 with the following:

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the electronic or manual signature of one of its authorized signatories, shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

Section 2.03. Third Amendment. The Base Indenture is hereby amended solely with respect to any and all New Securities by replacing Section 10.09 with the following:

Section 10.09. Counterparts; Execution. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, supplement, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 2.04. Fourth Amendment. The Base Indenture is hereby amended solely with respect to any and all New Securities by replacing Section 11.02 with the following:

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer or otherwise shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures), at least 10 days but not more than 60 days prior to the date fixed for redemption to such Holders of such series at their last addresses as they shall appear upon the Register, unless another redemption notice period shall be established with respect to the Securities of a series as contemplated by Section 2.03. Any notice which is mailed, electronically delivered or otherwise transmitted in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice in the manner herein provided, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP numbers, if available) and shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereby), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that unless the Issuer defaults in payment of the redemption price, on and after said date interest will cease to accrue thereon or on the portions thereof called for redemption. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. In case any Security of a series not represented by one or more Global Securities is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s written request, prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer.

The election of the Issuer to redeem any Securities shall be evidenced by a Resolution of the Board of Directors or in another manner specified as contemplated by Section 2.03 for such Securities. In case of any redemption at the election of the Issuer or in the case of a mandatory redemption (other than a mandatory redemption scheduled to occur on fixed dates), the Issuer shall, at least 45 days (30 days if the Securities to be redeemed are Global Securities, the redemption is in whole and the Issuer prepares the notice of redemption) prior to the redemption date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee or unless otherwise provided pursuant to Section 2.03), notify the Trustee in writing of such redemption date, of the principal amount of Securities of such series to be redeemed and of the provision of the Securities of such series pursuant to which the redemption is to be made. The Trustee shall receive such notice at least three Business Days prior to the date notice of such redemption is to be sent to the Holders, unless a shorter period is satisfactory to the Trustee. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election or an obligation of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series in the form of one or more Global Securities are to be redeemed, the Securities to be redeemed shall be selected in accordance with the procedures of the Depositary. If less than all the Securities of a series not in the form of one or more Global Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by lot. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Not later than 10:00 A.M. (New York City time) on the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

Notwithstanding anything to the contrary in this Section 11.02, for so long as the Securities of a series are registered in global form in the name of the Depositary or its nominee, the redemption of Securities of such series shall be done in accordance with the policies and procedures of the Depositary.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

Section 3.02. Supplemental Indenture Incorporated Into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the New Securities. The Original Indenture is hereby incorporated by reference herein and the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

Section 3.03. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.04. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of New Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

Section 3.05. Successors. Subject to Section 12.09 of the Base Indenture, all agreements of the Issuer, the Guarantors and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

Section 3.06. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 3.07. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.09. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and the Guarantors and not of the Trustee.

IN WITNESS WHEREOF, each of the parties has caused this Supplemental Indenture to be duly executed, all as of the first date written above.

COMCAST CORPORATION

By:	/s/ Jason S. Armstrong
Name: Jason S. Armstrong
Title: Deputy Chief Financial Officer, Executive Vice President and Treasurer

[CORPORATE SEAL]

Attest:

By:	/s/ Elizabeth Wideman

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ Jason S. Armstrong
Name: Jason S. Armstrong
Title: Executive Vice President and Treasurer

[CORPORATE SEAL]

Attest:

By:	/s/ Elizabeth Wideman

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Jason S. Armstrong
Name: Jason S. Armstrong
Title: Executive Vice President

[CORPORATE SEAL]

Attest:

By:	/s/ Elizabeth Wideman

[Signature Page – Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page – Supplemental Indenture]